UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 4, 2005, Petrohawk Energy Corporation, a Delaware corporation (“Petrohawk”), and Mission Resources Corporation, a Delaware corporation (“Mission”), announced the execution of an Agreement and Plan of Merger, dated as of April 3, 2005 (the “Merger Agreement”), by and among Petrohawk, Mission, and Petrohawk Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Petrohawk (“Merger Sub”), pursuant to which Petrohawk has agreed to purchase all of the issued and outstanding shares of Mission common stock.

Under the terms of the Merger Agreement, which was approved by the Boards of Directors of both Petrohawk and Mission, Mission will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended

Total consideration for the shares of Mission common stock will be comprised of approximately 60% Petrohawk common stock and 40% cash, and is fixed at approximately $135 million in cash and approximately 19.2 million shares of Petrohawk common stock, not including outstanding options to purchase Mission common stock.  Outstanding options to purchase Mission common stock will be converted into options to purchase Petrohawk common stock pursuant to the terms of the Merger Agreement.  Mission stockholders will have the right to elect cash or Petrohawk common stock, subject to a proration if either cash or stock is oversubscribed.  While the per share consideration is initially fixed in the Merger Agreement at $8.15 in cash or 0.7718 shares of Petrohawk common stock, the per share consideration is subject to adjustment upwards or downwards so that each share of Mission common stock receives consideration representing equal value.  This adjustment will reflect 46.3% of the difference between $10.56 and the price of Petrohawk’s common stock during a specified period prior to closing.  Based on the closing price of $11.53 per share of Petrohawk common stock on April 1, 2005, the adjusted per share consideration would be valued at $8.60 or 0.7458 shares of Petrohawk common stock.

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval by the stockholders of Mission and Petrohawk, (2) the receipt of all required regulatory approvals, (3) absence of any order or injunction prohibiting the consummation of the Merger, (4) subject to certain exceptions, the accuracy of representations and warranties with respect to Mission’s or Petrohawk’s business, as applicable, (5) receipt of customary tax opinions and (6) the effectiveness of a registration statement relating to the shares of Petrohawk common stock to be issued in the Merger.  The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Mission will be required to pay Petrohawk a termination fee of $12.5 million.

Mission has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to conduct its businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a meeting of its stockholders to be held to consider the adoption of the Merger Agreement, (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the stockholders adopt and approve the Merger Agreement, and (iv) subject to certain exceptions, not to (A) solicit proposals relating to alternative business combination transactions or (B) enter into discussions concerning or provide information in connection with alternative business combination transactions.

The Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference. The forgoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

In connection with the Merger Agreement, Harbert Distressed Investment Master Fund, Ltd., and Stellar Funding, Ltd. and Guggenheim Capital, LLC, have entered into separate voting agreements (collectively, the “Voting Agreements”) with Petrohawk and Mission pursuant to which they have agreed, among other things, to vote all shares of Mission common stock owned by each of them in favor of the Merger.  The Voting Agreements also grant an irrevocable proxy to Petrohawk empowering it to vote all such shares of Mission common stock at any meeting of Mission’s stockholders called for the purpose of voting on the Merger.  As of the date of this report, such stockholders own 13,264,905 shares, or approximately 32%, of the issued and outstanding common stock of Mission.

Copies of the Voting Agreements with Harbert Distressed Investment Master Fund, Ltd., and Stellar Funding, Ltd. and Guggenheim Capital, LLC are included herein as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The forgoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to such documents.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Petrohawk and Mission, without charge, at the SEC’s Internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Petrohawk or Mission.   Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.  Information about the executive officers and directors of Mission and their ownership of Mission common stock is set forth in the proxy statement for Mission’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2004.

Item 8.01 Other Events.

On April 4, 2005, Petrohawk and Mission issued a joint press release (the “Press Release”) announcing that Petrohawk, Merger Sub and Mission had entered into the Merger Agreement, as described in Item 1.01 of this report.  The Press Release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

All statements, other than statements of historical fact, included in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include, without limitation, 1) the possibility that the companies may be unable to obtain stockholder or other approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting objectives; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility of future regulatory or legislative actions; 7) the volatility in prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Petrohawk.  Petrohawk assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2005 by and among Petrohawk Energy Corporation, Petrohawk Acquistion Corporation and Mission Resources Corporation.

10.1	Voting Agreement for Harbert Distressed Investment Master Fund, Ltd.

10.2	Voting Agreement for Guggenheim Capital, LLC and Stellar Funding Ltd.

99.1	Joint Press Release issued on April 4, 2005 by Petrohawk Energy Corporation and Mission Resources Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: April 4, 2005	By:	/s/ SHANE M. BAYLESS
Shane M. Bayless
Vice President-Chief Financial Officer and
Treasurer